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                                 EXHIBIT 4.4

                         CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEDAPHIS CORPORATION", FILED IN THIS OFFICE ON THE SECOND DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                        /s/ Edward J. Freel
                               [SEAL]   -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  7930915
                                                  DATE:  05-02-96






2075933         8100
960127613
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                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDAPHIS CORPORATION


     Medaphis Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

          1. The amendment (the "Amendment") is to delete the first sentence of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation and replace it with the following:

                  "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 200,600,000, consisting of 200,000,000 shares of Common Stock, $.01 par value (herein called "Common Stock"), and 600,000 shares of Non-Voting Common Stock, $.01 par value (herein called "Non-Voting Stock")."

          2. The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Medaphis Corporation has caused this Certificate to be signed by an authorized officer, this 1st day of May, 1996.



                                                By: /s/ Randolph G. Brown
                                                    --------------------------
                                                Name: Randolph G. Brown
                                                Title: Chairman, President and
                                                       Chief Executive Officer




    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/02/1996
    960127613 - 2075933